UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
June 17, 2008

BREITBURN ENERGY PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33055 (Commission File Number)	74-3169953 (I.R.S. Employer Identification No.)

515 South Flower Street, Suite 4800
Los Angeles, CA 90071
(Address of principal executive office)

(213) 225-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On June 17, 2008, BreitBurn Energy Partners L.P. (the "Partnership") issued a press release announcing the acquisition of all of the limited and general partnership interests of the Partnership previously owned by Provident Energy Trust. As part of the transaction, the Partnership acquired a 100% interest in BreitBurn GP, LLC, the general partner of the Partnership. The acquisition was funded with borrowings under the Partnership’s amended and restated bank credit agreement. The borrowing base under the amended and restated bank credit agreement was increased to $900 million in conjunction with this transaction. A copy of the press release is furnished and attached as Exhibit 99.1 hereto and is incorporated herein solely for the purposes of this Item 7.01 disclosure.

The information set forth in this Current Report on Form 8-K provided under Item 7.01 and in Exhibit 99.1 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, unless the Partnership specifically states that the information is to be considered "filed" under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	BreitBurn Energy Partners L.P. press release announcing acquisition of partnership interests in BBEP owned by Provident Energy Trust and related matters dated June 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS L.P.

	By:	BREITBURN GP, LLC,
its general partner

Dated: June 17, 2008	By:	/s/ Randall H. Breitenbach
Randall H. Breitenbach
Co-Chief Executive Officer

EXHIBIT INDEX

99.1	BreitBurn Energy Partners L.P. press release announcing acquisition of partnership interests in BBEP owned by Provident Energy Trust and related matters dated June 17, 2008.